EXHIBIT 23.1

                    CONSENT OF KOST, FORER, GABBAY & KASIERER



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TTI Team Telecom International Ltd. 2004 Employee Share Option Plan, of our report dated March 30, 2005, with respect to the consolidated financial statements of TTI Team Telecom International Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2004.



      Tel-Aviv, Israel                      /S/ KOST, FORER, GABBAY AND KASIERER
                                            ------------------------------------
                                              KOST, FORER, GABBAY and KASIERER

      July 28, 2005                             A Member of Ernst & Young Global